EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Andrew Batinovich, President and CEO
Stephen R. Saul, Executive Vice President and CFO
Phone: 650.343.9300 Fax: 650.343.7438
www.glenborough.com - shareholderservices@glenborough.com

GLENBOROUGH REPORTS FIRST QUARTER 2005 RESULTS

SAN MATEO, CALIFORNIA, April 26, 2005 — Glenborough Realty Trust (NYSE: GLB, GLB PrA) reported the following results for the first quarter ended March 31, 2005:

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS For the first quarter, the Company had a net loss of ($46.1) million, or ($1.28) per diluted common share, as compared with a net loss of ($0.1) million or $0.00 per share for the first quarter of 2004. Included in the first quarter of 2005 were impairment charges of approximately $58.2 million related to reducing the holding period of eleven assets, as well as charges of approximately $2.9 million related to losses on early extinguishment of debt and charges of approximately $7.4 million associated with the redemption of preferred stock.

FUNDS FROM OPERATIONS (FFO) For the first quarter, FFO was ($51.5) million or ($1.32) per diluted common share. Included in the first quarter of 2005 were impairment charges of approximately $58.2 million, or $1.49 per diluted common share; charges of approximately $2.9 million, or $0.08 per diluted common share related to losses on early extinguishment of debt; and charges of approximately $7.4 million, or $0.19 per diluted common share associated with the redemption of preferred stock. Excluding these charges, FFO was $17.1 million or $0.44 per diluted common share. In comparison, the first quarter 2004 FFO was $15.5 million or $0.49 per diluted common share.

ADJUSTED FUNDS FROM OPERATIONS (AFFO) For the first quarter, AFFO was ($2.3) million or ($0.06) per diluted common share. Included in the first quarter of 2005 were charges of approximately $2.6 million, or $0.07 per diluted common share, related to losses on early extinguishment of debt, and charges of approximately $7.4 million, or $0.19 per diluted common share,

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associated with the redemption of preferred stock. Excluding these charges, AFFO was $7.7 million or $0.20 per diluted common share. In comparison, the first quarter 2004 AFFO was $11.1 million or $0.35 per diluted common share.

The Company has decided to dispose of assets in its non-core markets and has accordingly reduced the intended holding period of 21 non-core assets to two years or less. When combined with three additional assets sold during the first quarter, the net gain on sale for all 24 assets is projected to be approximately $24 million. Consistent with SFAS No. 144, the Company recognized a charge for impairment of $58.2 million for 11 assets. The Company projects gains on sale of approximately $82 million for 13 assets to be recognized when the assets are sold.

Andrew Batinovich, President and CEO commented, “We have completed a thorough analysis of our markets and submarkets on an asset by asset basis and we have identified those assets which will not be part of our portfolio going forward. The decision to dispose of these assets reflects our desire to more narrowly focus on our core assets and markets. We are looking to increase long-term growth while minimizing short-term dilution by investing the capital from these properties into our five core markets – Washington D.C., Southern California, Northern New Jersey, Boston and Northern California, whether directly or through joint ventures, as well as potentially acquiring some of our outstanding securities.”

ACQUISITIONS AND DISPOSITIONS

On February 1st, Glenborough acquired Metro Place II, a 234,466 square foot, ten-story Class “A” multi-tenant office building with a six-level parking garage, located in Merrifield, Virginia, across the street from the Dunn Loring-Merrifield Metrorail station. Completed in 1999, the property is 100% leased primarily to defense industry tenants and is not subject to any lease expirations until 2009. The purchase price of the property was $71.7 million. Proceeds for the acquisition were provided by the recently completed sale of Rockwall I & II, a 343,000 square foot office complex located in Rockville, Maryland, for a total price of $76.7 million. The gain recognized on sale in the Rockwall transaction was approximately $17.3 million. Glenborough utilized a 1031 tax deferred exchange to complete the acquisition of Metro Place II.

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PORTFOLIO PERFORMANCE

Overall portfolio occupancy increased from 87.2% to 87.6% during the first quarter. Same store office net operating income declined by 3.9% as compared with the first quarter of 2004. The Company’s largest markets are Washington, D.C. (19% of net operating income), Southern California (20%), Boston (11%), Northern New Jersey (11%), and San Francisco (8%). Additional details on the portfolio can be found in the Company’s Supplemental Report which is available at www.glenborough.com.

BALANCE SHEET AND OPERATING RATIOS

At quarter-end, Glenborough had $800.7 million of debt with a 49% ratio of debt to total market capitalization. Glenborough’s key operating ratios remain strong, with 3.2 times interest coverage and 2.4 times fixed charge coverage. Floating rate debt as a percentage of all debt was 23% at quarter-end as compared to 19% at the end of 2004.

DIVIDENDS

On March 15th, the Board of Directors declared a dividend of $0.35 per share of common stock for the first quarter of 2005. This dividend was paid on April 15, 2005 to stockholders of record on April 1, 2005. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the Company’s 7.75% Series A Convertible Preferred Stock. This dividend was paid on April 15, 2005 to stockholders of record on March 25, 2005 and represented an annualized dividend of $1.9375 per share of Preferred Stock.

PREFERRED STOCK REDEMPTION

On January 28, 2005, the Company redeemed approximately 3.9 million shares, or 45%, of the outstanding shares of its 7¾% Series A Convertible Preferred Stock. The redemption was funded using the proceeds from the Company’s December 2004 common stock offering. In connection with the redemption, the Company recognized charges of approximately $7.4 million which consisted of $3.5 million for the non-cash write-off of original issuance costs, $1.8 million for the premium paid to redeem the preferred stock, and $2.1 million for the final dividends paid to the redeemed preferred stockholders.

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FUNDS FROM OPERATIONS GUIDANCE

The Company’s previously issued FFO guidance for the full year 2005 was $1.88 to $1.92 per diluted common share. Full year 2005 FFO guidance now includes charges of $7.4 million or $0.19 per diluted common share relating to the partial redemption of the Company’s Series A Preferred Stock as well as $2.9 million or $0.08 per diluted common share relating primarily to the loss on extinguishment of debt in the Rockwall I and II sale and $58.2 million or $1.49 per diluted common share relating to the impairment charge for reducing the holding period for eleven assets as discussed above. The Company’s guidance also does not include gains on sale relating to the dispositions. The table below summarizes the revised FFO range:

Original FFO Range	$1.88	$1.92
Preferred Stock Redemption	$(0.19)	$(0.19)
Loss On Extinguishment of Debt	$(0.08)	$(0.08)

Subtotal	$1.61	$1.65
Impairment	$(1.49)	$(1.49)

Revised FFO Range	$0.12	$0.16

The Company projects second quarter 2005 FFO in the range of $0.44 to $0.45 per diluted common share. The Company’s projections do not include additional write-off of unamortized loan fees; dilution or accretion from asset sales or acquisitions; prepayment penalties other than those disclosed above; changes in generally accepted accounting principles or changes in the definition of FFO. The guidance range does not include the effects of any future impairment which may arise as a result of either asset sales or market conditions other than those disclosed above. By definition, FFO does not include gains on sale of properties but does include impairment charges.

CONFERENCE CALL

Glenborough will host a conference call to discuss these matters on Tuesday, April 26th, 2005 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-800-310-1961, preferably 5-10 minutes before the scheduled time. In addition, a replay of the call will be available until Friday, April 29, 2005 at 5:00 p.m. Pacific Time at 1-888-203-1112, confirmation number 7797471.

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Glenborough is a REIT which is focused on owning high quality, multi-tenant office properties concentrated in Washington D.C., Southern California, Boston, Northern New Jersey, and Northern California. The Company has a portfolio of 61 properties encompassing approximately 11 million square feet as of March 31, 2005.

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SUMMARY FINANCIAL DATA

(unaudited; in thousands, except per share data)

	QUARTER ENDED
	MAR 31 05	MAR 31 04
Net income (loss)	$(36,846)	$4,700
Net income (loss) available to Common Stockholders	(46,069)	(123)
Net income (loss) plus depreciation and amortization	(21,004)	19,757
Funds from operations (FFO)	(51,531)	15,537
Adjusted funds from operations (AFFO)	(2,311)	11,136

Per diluted common share
Net income (loss) available to Common Stockholders	$(1.28)	$0.00
Net income (loss) plus depreciation and amortization	(0.58)	0.62
Funds from operations (FFO)	(1.32)	0.49
Adjusted funds from operations (AFFO)	(0.06)	0.35

Dividends declared per common share outstanding	$0.35	$0.35

Payout ratios
Dividend payout ratio (FFO)	N/A	71.4%
Dividend payout ratio (AFFO)	N/A	100.0%

Excluding One-Time Charges
Funds from operations (FFO)	$0.44	$0.49
Adjusted funds from operations (AFFO)	0.20	0.35
Dividend payout ratio (FFO)	79.5%	71.4%
Dividend payout ratio (AFFO)	175.0%	100.0%

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Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended
	Mar 31 ‘05	Mar 31 ‘04
Operating Revenue
Rental revenue	$46,483	$43,026
Fees and reimbursements, including from related parties	1,095	829

Total operating revenue	47,578	43,855

Operating Expenses
Property operating expenses	17,475	15,865
General and administrative	3,285	2,172
Depreciation and amortization	15,479	13,611
Provision for impairment of real estate assets	54,410	—

Total operating expenses	90,649	31,648

Interest and other income	1,030	832
Equity in earnings of unconsolidated operating joint ventures	134	188
Interest expense	(9,321)	(8,153)
Loss on early extinguishment of debt	(561)	(85)

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	(51,789)	4,989
Minority interest	3,836	12

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	(47,953)	5,001

Discontinued operations:
Net operating income	500	3,029
Depreciation and amortization	(363)	(1,446)
Provision for impairment of real estate assets	(3,826)	(1,092)
Interest expense	(146)	—
Loss on early extinguishment of debt	(2,378)	—
Gain on sales of real estate assets	17,320	120

Discontinued operations	11,107	611

Income (loss) before cumulative effect of change in accounting principle	(36,846)	5,612
Cumulative effect of change in accounting principle	—	(912)

Net income (loss)	(36,846)	4,700
Preferred dividends	(1,812)	(4,823)
Dividends paid on redeemed preferred stock	(2,102)	—
Premium and writeoff of original issuance costs on preferred stock redemption	(5,309)	—

Net income (loss) available to Common Stockholders	$(46,069)	$(123)

Net income (loss) available to Common Stockholders per diluted common share	$(1.28)	$—

Diluted weighted average shares outstanding	35,928,962	31,899,526

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Reconciliation of Net Income (Loss) to FFO and AFFO

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended
	Mar 31 ’05	Mar 31 ’04
Net income (loss)	$(36,846)	$4,700
Cumulative effect of change in accounting principle	—	912
Real estate depreciation and amortization, net of minority interest	14,323	13,394
Preferred dividends	(1,812)	(4,823)
Dividends paid on redeemed preferred stock	(2,102)	—
Premium and writeoff of original issuance costs on preferred stock redemption	(5,309)	—
Gain on sale from discontinued operations, net of minority interest	(15,988)	(109)
Adjustment to reflect FFO of unconsolidated operating joint ventures	178	179
Adjustment to reflect FFO of minority interest	(3,975)	1,284

Funds from operations available to Common Stockholders and OP Unitholders (FFO)	$(51,531)	$15,537

Amortization of deferred financing fees	657	799
Non-real estate depreciation	326	356
Adjustment for SFAS No. 13 rents	(1,771)	(1,405)
Adjustment for SFAS No. 141	(251)	(171)
Non-cash losses on early extinguishment of debt	323	85
Provision for impairment of real estate assets	58,236	—
Capital reserve	(8,300)	(4,065)

Adjusted funds from operations available to Common Stockholders and OP Unitholders (AFFO)	$(2,311)	$11,136

FFO per diluted common share	$(1.32)	$0.49
AFFO per diluted common share	$(0.06)	$0.35
Diluted weighted average common shares and OP units outstanding for calculation of FFO and AFFO	39,180,312	31,899,526

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Consolidated Balance Sheets

(unaudited, in thousands, except share amounts)

	March 31, 2005	December 31, 2004
ASSETS
Rental properties, gross	$1,371,855	$1,422,190
Accumulated depreciation and amortization	(226,394)	(226,125)

Rental properties, net	1,145,461	1,196,065

Properties held for sale (net of accumulated depreciation and amortization of $2,132 and $2,062 as of March 31, 2005 and December 31, 2004, respectively)	6,552	6,601
Investments in land and development	132,728	147,435
Investments in unconsolidated operating joint ventures	11,875	12,014
Mortgage loans receivable	20,220	12,872
Leasing and financing costs (net of accumulated amortization of $16,875 and $18,762 as of March 31, 2005 and December 31, 2004, respectively)	29,033	25,169
Cash and cash equivalents	3,757	6,003
Other assets	30,418	26,942

TOTAL ASSETS	$1,380,044	$1,433,101

LIABILITIES
Mortgage loans	$698,835	$698,070
Unsecured bank line of credit	101,889	21,320
Obligations associated with properties held for sale	126	79
Other liabilities	34,353	31,181

Total liabilities	835,203	750,650

MINORITY INTEREST	34,501	39,124

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 188,000,000 shares authorized, 36,047,738 and 36,033,126 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	36	36
Preferred stock, $0.001 par value, 12,000,000 shares authorized, $25.00 liquidation preference, 3,740,807 and 6,850,325 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	4	7
Additional paid-in capital	796,098	870,622
Deferred compensation	(3,834)	(4,056)
Distributions in excess of accumulated earnings	(281,964)	(223,282)

Total stockholders’ equity	510,340	643,327

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,380,044	$1,433,101

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FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including (i) the Company projects that the net gain on sale for all 24 disposition assets will be approximately $24 million, (ii) the Company projects gains on sale of approximately $82 million for 13 assets to be recognized when the assets are sold, (iii) Mr. Batinovich’s statement that the Company looks to increase long-term growth while minimizing short-term dilution by investing the capital from these properties into our five core markets, as well as potentially acquiring some of our outstanding securities, (iv) the Company’s previously issued FFO guidance for the full year 2005 in the range of $1.88 to $1.92 per diluted common share, (v) the revised range of 2005 guidance to $0.12 to $0.16 per diluted common share, and (vi) the Company projects second quarter 2005 FFO in the range of $0.44 to $0.45 per diluted common share. Because these forward looking statements involve risk and uncertainty, there are important factors that could cause our actual results to differ materially from those stated or implied in the forward-looking statements. Those important factors include:

•	Our inability to locate suitable buyers for our listed assets who are ready, willing and able to close transactions at the sales price we anticipate;

•	Increased costs of financing cause a reduction in demand for commercial properties and therefore a reduction in the market value of the listed assets;

•	The effect of any future impairment charges associated with asset disposition or market conditions;

•	Glenborough’s inability to lease, on a timely basis, unoccupied space and to re-lease occupied space upon lease expiration at the rental rates we expect;

•	Changes in market rental rates for office space negatively affect the value of the listed assets;

•	Lower than expected retention of existing tenants negatively affects the value of the listed assets;

•	Our inability to locate and acquire suitable property at reasonable prices in our core markets;

•	The failure of the economy to continue its expansion;

•	The failure of the office market to grow with a growing economy;

•	Downward changes in market rental rates for office space;

•	Unanticipated increases in operating expenses, in particular utilities and real property taxes;

•	The failure of tenants to pay their contractually obligated rent or proportionate share of operating expense increases; and

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•	Adverse changes in the general economy and/or real estate conditions (including competition from other properties, demand for new development and conditions affected by terrorist attacks), or the failure of such conditions to improve, particularly in the Company’s core markets.

Given these uncertainties, readers are cautioned not to place undue reliance on such statements. All forward-looking statements are based on information available to us on the date hereof and we assume no obligation to update or supplement any forward looking-statement. Additional information concerning factors that could cause results to differ can be found in our filings with the SEC including our report on Form 10-K for the year ended December 31, 2004.

Funds from Operations, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete picture of its financial condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

Adjusted Funds from Operations, or AFFO, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for depreciation and amortization including amortization of deferred financing costs, gains or losses on extinguishment of debt, and gains from the disposal of properties or asset impairments, less lease commissions and recurring and/or non-income producing capital expenditures, consisting of tenant improvements and certain capital expenditures, and less FASB 13 and FASB 141 rents. We believe that AFFO is a measure of the operating performance of equity REITs. AFFO is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete picture of its financial

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condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that AFFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance. Further, AFFO as disclosed by other REITs may not be comparable to our calculation of AFFO.

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